EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3, of Aspen Group, Inc. of our report dated July 25, 2017, on the consolidated financial statements of Aspen Group, Inc. for the years ended April 30, 2017 and 2016, included in Form 10-K filed on July 25, 2017, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

April 10, 2018